UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

The Board of Directors (the “Board”) of Lifeward Ltd. (the “Company”) has set October 30, 2026 as the date for the Company’s 2026 Annual and Extraordinary General Meeting of Shareholders (the “Annual Meeting”). Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s 2025 annual general meeting of shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company’s Interim Chief Executive Officer at the Company’s office located at Lifeward Ltd., 3 Hatnufa Street, 6th Floor, Yokneam Ilit, Israel, on or before September 23, 2026, including any notice on Schedule 14N, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All shareholder proposals and nominations must comply with the rules and regulations promulgated by the Securities and Exchange Commission, the Israel Companies Law 5759-1999, and the Company’s Articles of Association, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: September 15, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer